Exhibit 99.2

Nasdaq Announces 9% Increase in Quarterly Dividend

to $0.24 Per Share

NEW YORK, April 25, 2024 – The Board of Directors of Nasdaq, Inc. (Nasdaq: NDAQ) has declared a regular quarterly dividend of $0.24 per share on the company’s outstanding common stock, a 9% increase from the previous quarter. The dividend is payable on June 28, 2024 to shareholders of record at the close of business on June 14, 2024. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Board of Directors.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a leading global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions, and career opportunities, visit us on LinkedIn, on X @Nasdaq, or at www.nasdaq.com.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, information regarding our dividend program and future payment obligations. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Relations Contacts:

Nick Jannuzzi

+1.973.760.1741

Nicholas.Jannuzzi@Nasdaq.com

Nick Eghtessad

+1.929.996.8894

Nick.Eghtessad@Nasdaq.com

Investor Relations Contact:

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

-NDAQF-